Exhibit 99.01

First USA Credit Card Master Trust

Excess Spread Analysis - December 2006

Series Deal Size Expected Maturity	1997-4 $602MM 6/17/2007	1997-8 $939MM 9/17/2007	1998-6 $964MM 8/18/2008
Yield	16.08%	16.08%	16.08%
Less: Coupon	5.65%	5.60%	5.59%
Servicing Fee	1.50%	1.50%	1.50%
Net Credit Losses	4.09%	4.09%	4.09%
Excess Spread:
December-06	4.84%	4.89%	4.90%
November-06	4.83%	4.87%	4.89%
October-06	5.43%	5.49%	5.50%
Three Month Average Excess Spread	5.03%	5.08%	5.10%

Delinquency:
30 to 59 Days	0.91%	0.91%	0.91%
60 to 89 Days	0.66%	0.66%	0.66%
90+ Days	1.49%	1.49%	1.49%
Total	3.06%	3.06%	3.06%

Principal Payment Rate	18.54%	18.54%	18.54%